                                                               Exhibit 99.(n)(2)

[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 22, 2005

EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  EquiTrust Life Variable Account
          (File No. 333-31482)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment Number 9 to the registration statement on Form N-6 for EquiTrust Life Variable Account (File No. 333-31482). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                 By:    /s/ STEPHEN E. ROTH
                                    --------------------------
                                         Stephen E. Roth, Esq.